Exhibit 10.83

JOINT MEETING OF THE COMPENSATION AND

HUMAN RESOURCES COMMITTEE AND

THE BOARDS OF DIRECTORS

OF NORTEL NETWORKS CORPORATION

AND NORTEL NETWORKS LIMITED

DECEMBER 12, 2008

EXTRACT

Nortel Networks Corporation and Nortel Networks Limited

Nortel Stock Purchase Plans

RESOLVED, That the termination of the Nortel Global Stock Purchase Plan, As Amended and Restated, the Nortel U.S. Stock Purchase Plan, As Amended and Restated and the Nortel Stock Purchase Plan for Members of the Savings and Retirement Program, As Amended is hereby approved effective December 12, 2008; and

RESOLVED, That the Senior Vice-President, Human Resources (or his/her designee) or the Chief Legal Officer (or his/her designee) are authorized to take, or cause to be taken, all such actions, to determine and pay any required fees and costs and to execute and deliver or file, or cause to be executed and delivered or filed, all such other agreements, instruments and other documents as such officer deems necessary or desirable to give effect to the foregoing resolutions, the taking of such actions and the execution and delivery or filing of any such documents to be conclusive evidence of the making of any determinations and the granting of any approvals as may be required under the foregoing resolutions with respect to such actions or documents, and Nortel Networks Corporation (“NNC”) and Nortel Networks Limited (“NNL”) hereby approve, ratify and confirm any such actions taken, the determination and payment of any such fees and costs and the execution and delivery or filing of such other agreements, instruments and other documents by the proper officer of NNC and NNL in order to give effect to the foregoing.